Exhibit 99.1

CORRECTED PRESS RELEASE: Tapinator, Inc. Announces 2019 Full-Year Preliminary Results

New York, NY – January 6, 2020 – Tapinator, Inc. (OTCQB: TAPM / TAPMD) This press release corrects, restates and supersedes in its entirety a prior version of a press release published at 8:30 a.m. Eastern Standard Time on January 6, 2020 and is updated to correct certain numbers and percentages related to the reported Bookings and adjusted Bookings preliminary results.

The corrected press release reads in its entirety as follows:

Tapinator, Inc. Announces 2019 Full-Year Preliminary Results

●	Revenue grew 31% year-over-year from $2.9mm to $3.8mm
●	Category Leading Apps Bookings grew 35% year-over-year from $1.7mm to $2.3mm
●	Adjusted Bookings grew 18% year-over-year from $2.8mm to $3.3mm
●	Category Leading Apps adjusted Bookings grew 92% year-over-year from $1.2mm to $2.3mm
●	Reverse Split completed in conjunction with potential Nasdaq listing

New York, NY – January 6, 2020 – Tapinator, Inc. (OTCQB: TAPM / TAPMD) (“Tapinator,” the “Company,” “we,” “our” or “us”) today announced preliminary, unaudited summary operating results for fiscal year 2019. The results below are subject to customary year-end audit adjustments. We expect to release our audited GAAP earnings results for the years ended 2019 and 2018 in March of this year.

The Company also announced that in conjunction with a potential Nasdaq listing, on December 31, 2019, it completed its previously announced 1-for-160 reverse stock split of its common stock that was approved by its stockholders in November 2019. The reverse stock split was consummated in order to increase the price of the Company’s common stock to meet the minimum per share bid price criteria for listing the Company’s common stock on Nasdaq. Following the reverse split, the Company has approximately 549,874 shares outstanding and approximately 259,338 shares in its public float, both of which amounts are subject to adjustments to give effect to the rounding up of fractional shares in connection with the reverse stock split. The Company’s common stock will continue to trade under the trading symbol (TAPM) but will have an added designation of “D” for a 20 business day period (TAPMD) following the reverse split. After such 20 business day period, the symbol for the Company’s common stock will revert to “TAPM.”

GAAP and non-GAAP Preliminary Summary Results (unaudited):

	Twelve Months Ended		Annual
(in millions)	Dec. 31, 2019	Dec. 31, 2018	Growth Rate
GAAP Results:
Revenue	$3.8	$2.9	31%

Non-GAAP Results(1):
Bookings:
Category Leading Apps	$2.3	$1.7	35%
Rapid-Launch Games	$1.0	$1.6	-38%
Total Bookings	$3.3	$3.3	0%

Adjusted Bookings:
Category Leading Apps	$2.3	$1.2	92%
Rapid-Launch Games	$1.0	$1.6	-38%
Total Adjusted Bookings	$3.3	$2.8	18%

(1) Bookings is a non-GAAP financial measure that is equal to revenue recognized during the period plus or minus the change in deferred revenue during the period and amounts billed, but uncollected, pursuant to contractual license agreements. We record the sale of virtual goods as deferred revenue and then recognize that revenue over the estimated average life of the purchased virtual goods or as the virtual goods are consumed. Bookings is a fundamental top-line metric we use to manage our business, as we believe it is a useful indicator of the sales activity in a given period. Over the long term, the factors impacting our bookings and revenue are the same. However, in the short term, there are factors that may cause revenue to exceed or be less than bookings in any period. Adjusted Bookings is a non-GAAP financial measure that represents bookings as adjusted to remove the effect of non-recurring bookings recorded pursuant to one-time upfront payments that we received in connection with the entry into our license agreement related to our Solitaire Dash game (“Non-Recurring Bookings”). We use Bookings and adjusted Bookings to evaluate the results of our operations, generate future operating plans and assess the performance of our company. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenue recognized in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate bookings and adjusted Bookings differently or not at all, which reduces their usefulness as comparative measures. The table provided later in this release presents a reconciliation of Bookings to Revenue, the most directly comparable financial measure calculated and presented in accordance with GAAP, and of adjusted Bookings to Bookings, for each period presented.

Ilya Nikolayev, CEO of Tapinator commented on the preliminary results, “We are proud of our performance for 2019 and, in particular, the strong growth we achieved in our core Category Leading Apps business. In 2019, our adjusted Bookings for our Category Leading Apps grew by 92%, led by triple-digit growth in Video Poker Classic which has become our first seven-figure property in terms of annual revenues. With the Q4 launch of extensive Live Operations capabilities, we expect continued strong growth for Video Poker Classic in 2020.

Also in Q4 2019, we launched Solitaire Derby, the successor to Solitaire Dash. The game inherits our years of experience and feature development in the solitaire tripeaks category. Given the quality, content and feature breadth of the title, as well as the significant market size of the solitaire tripeaks category on mobile, we have high expectations for Solitaire Derby in 2020.

Finally, we are very excited about our new game launches planned for Q1 2020. Castle Builder, our unique slots game that is currently in soft launch within a limited number of countries, is expected to launch globally. In addition, we are intending to launch a soon-to-be-announced game within the multiplayer card category. The game is expected to be within the popular “heads-up” genre that we believe has a significant following and gameplay recognition outside of mobile, yet we believe is underserved in terms of app store availability.

Overall, with Video Poker Classic, we have established our ability to grow social casino titles into category leading properties on mobile. We look forward to applying this expertise to Solitaire Derby, Castle Builder, and our upcoming multiplayer card game. From a product perspective, we believe that we have laid the foundation for strong growth in 2020 as we continue to focus on the estimated $6.0 billion social casino market(2).”

(2) Projected 2020 worldwide social casino revenue, according to Statista.

Reconciliation of GAAP to non-GAAP Preliminary Summary Results (unaudited):

(in millions)	Twelve Months Ended
	Dec. 31, 2019	Dec. 31, 2018
Reconciliation of Revenue to Bookings:
Revenue	$3.8	$2.9
Change in deferred revenue	$(0.5)	$0.4
Bookings	$3.3	$3.3

Reconciliation of Bookings to Adjusted Bookings:
Bookings	$3.3	$3.3
Non-Recurring Bookings	-	$0.5
Adjusted Bookings	$3.3	$2.8

About Tapinator

Tapinator Inc. (OTCQB: TAPM) develops and publishes category leading apps for mobile platforms, with a focus on social casino games. Tapinator's library includes more than 300 titles that, collectively, have achieved over 500 million mobile downloads, including notable properties such as Video Poker Classic and Solitaire Derby. Tapinator generates revenues through the sale of branded advertising and via consumer transactions, including in-app purchases and subscriptions. Founded in 2013, Tapinator is headquartered in New York, with product development and marketing teams located in North America, Europe and Asia. Consumers can find high-quality mobile entertainment wherever they see the ‘T’ character logo, or at http://tapinator.com.

Preliminary Fiscal Year 2019 Results

This press release sets forth certain preliminary estimates of financial and operating results that we expect to report for the fiscal year ended December 31, 2019. We are currently in the process of finalizing our financial results for the December 31, 2019 fiscal year, and the preliminary estimated financial information presented above reflects various assumptions and estimates based upon preliminary information available to us as of the date of this press release. This information should not be viewed as a substitute for full audited financial statements prepared in accordance with accounting principles generally accepted in the United States. Our independent registered public accounting firm has not reviewed this preliminary estimated financial information or expressed any opinion or other form of assurance on the preliminary estimated results presented above. As a result, it remains in all cases subject to change pending finalization. Items or events may be identified or occur after issuance of these preliminary results due to the completion of operational and financial closing procedures. In addition, final adjustments and other developments may arise that would require us to make material adjustments to this preliminary financial information. Therefore, our actual results may differ materially from the current expectations expressed in this release.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Tapinator, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “goal,” “plan,” “feel,” "may," "will," "expect," "anticipate," "estimate," "intend," “target,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements include, among other things, our expectations relating to our preliminary and final results for the fiscal year ended December 31, 2019, our potential listing of our common stock on Nasdaq, including our ability to obtain approval from Nasdaq of the listing of our common stock, growth of Video Poker Classic in 2020, the performance of our new Solitaire Derby game, the timing of the global launch of Castle Builder and the timing of the launch of our new multiplayer card game. Forward-looking statements are subject to risks and uncertainties that could cause our future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Except as required by law, Tapinator undertakes no obligation to update or revise any forward-looking statements. The quoting and trading of the Company's common stock on the OTC Marketplace is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the Company's operations or business prospects. As a result, there may be volatility in the market price of the shares of the Company's common stock for reasons unrelated to operating performance. Moreover, the OTC Marketplace is not a stock exchange, and trading of securities on it is often more sporadic than trading of securities listed on a national securities exchange. Accordingly, stockholders may have difficulty reselling any of their shares. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Reports on Form 10-Q, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and may be viewed at http://www.sec.gov.

CONTACT:

Tapinator Investor Relations

investor.relations@tapinator.com

914.930.6232